16 A

ASSIGNMENT AGREEMENT

THIS AGREEMENT dated for reference the __1__ day of December, 2010

BETWEEN:

Lithium Exploration Group Inc., of 3200 N. Hayden Rd., Suite 300, Scottsdale, Arizona 85251

(the "Assignee")

AND:

Lithium Exploration VIII Ltd., of 219 David Street, Sudbury, Ontario, Canada P3E 1T6

(the "Assignor")

WHEREAS:

A. First Lithium Resources Corp. ("First Lithium") and the Assignor entered into an option agreement dated October 6, 2010, attached hereto as Exhibit "A" (the "Option Agreement") wherein Assignor has an exclusive option to acquire from First Lithium an undivided 100% right, title and interest in and to certain mineral permits, located in the Province of Alberta as set out in Schedule "A" of the Option Agreement (the "Property"); and

B. Assignor wishes to assign to the Assignee all of Assignor's right, title and interest in and to the Option Agreement and the Property in accordance with the terms of this Agreement (the "Assignment").

NOW THEREFORE, in consideration of the sum of $10.00 now paid by the Assignee to the Assignor (the receipt and sufficiency of which are hereby acknowledged by the Assignor), the Assignor covenant and agree as follows:

THE ASSIGNMENT AND ACCEPTANCE

1. Assignor hereby unconditionally forever assigns and transfers to the Assignee all of Assignor's right, title and interest in and to the Option Agreement and the Property and all benefits and advantages to be derived therefrom (the "Assignment").

2. In consideration for the Assignment, the Assignee hereby agrees to pay US$90,000 by way of cash or stock of equal value (the "Cash Consideration"), (consisting of amounts previously paid by the Assignor to First Lithium pursuant to section 4(b) and 4(c) of the Option Agreement), to be paid upon execution of this Agreement.

3. The Assignee hereby covenants and agrees with the Assignor that the Assignee will fully and faithfully abide by all terms and conditions of the Option Agreement and fully and faithfully perform all responsibilities and obligations of the Assignor under the Option Agreement and teh Original Acquisition Agreement (as defined in the Option Agreement). This includes agreeing to make all monetary and royalty payments to First Lithium and all required payments and property expenditures as set out in the Option Agreement and to recognize First Lithium's earn-in rights to the Property as provided for in Section 9 of the Option Agreement.

4. The Assignor hereby covenants and agrees with the Assignee that the Assignor shall be responsible for the shortfall of any required payments and property expenditures as set out in the Option Agreement that the Assignee has not paid.

5. The Assignor represents and warrants to the Assignee, with the knowledge that the Assignee relies upon same in entering into this Agreement, that:

(a) the mineral permits comprising the Property (as defined therein), the Option Agreement and the mineral agreements in respect thereof have been, to the best of the Assignors' knowledge and belief after due inquiry, duly and validly located, granted, entered into and recorded, as the case may be, pursuant to the laws of the jurisdiction in which the Property is situate and are in each case in good standing with respect to all filings, fees, rentals, taxes, assessments, work commitments and other obligations and conditions on the date hereof and until the dates set opposite the respective names;

(b) the Assignor has all requisite power and capacity, and has duly obtained all requisite authorizations and performed all requisite acts, to enter into and perform their obligations hereunder, they has duly executed and delivered this Agreement and such constitutes a legal, valid and binding obligation of them enforceable against them in accordance with the Agreement's terms, and the entering into of this Agreement and the performance of their obligations hereunder does not and will not result in a breach of, default under or conflict with any of the terms and provisions of any of their constituting documents, any resolutions of their partners, any indenture, agreement or other instrument to which they are a party or by which they are bound or the Property may be subject, or any statute, order, judgment or other law or ruling of any competent authority;

(c) there are neither any adverse claims or challenges against, or to the ownership or title to, any of the mineral claims comprising the Property or to the validity or enforceability of any of the mineral agreements in respect thereof, nor to the knowledge of the Assignors after due inquiry is there any basis therefor, and there are no outstanding agreements, options or other rights and interests to acquire or purchase the Property or any portion thereof or any interest therein, and no person has any royalty or other interest whatsoever in the production from any of the mineral claims comprising the Property or otherwise;

(d) the Option Agreement is in good standing as at the date hereof and no default has occurred therein; and

(e) the Assignor has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and they are duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by their directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Assignors.

6. The Assignor acknowledges and agrees that:

(a) the Assignee is entitled to rely on the representations and warranties and the statements and answers of the Assignors contained in this Agreement, and the Assignors will hold harmless the Assignee from any loss or damage it may suffer as a result of the Assignors' failure to correctly complete this Agreement; and

(b) the Assignor will indemnify and hold harmless the Assignee and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Assignor contained herein, or in any other document furnished by the Assignor to the Assignee in connection herewith, being untrue in any material respect or any breach or failure by the Assignor to comply with any covenant or agreement made by the Assignor to the Assignee in connection therewith.

7. The Assignor will at all times hereafter execute and deliver, at the request of the Assignee, all such further documents, deeds and instruments, and will do and perform all such acts as may be necessary or desirable to give full effect to the intent and meaning of this Agreement. Without limiting the generality of the foregoing, the Assignor will execute such financing statements, financing change statements, notices or directions as may be necessary or advisable to cause all pertinent offices of public record to amend their records to show the interests of the Assignee in the Option Agreement.

8. Each of the parties to this Agreement acknowledges that such party has read this document and fully understands the terms of this Agreement, and acknowledges that this Agreement has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so

9. This Agreement will enure to the benefit of the Assignee and its successors and assigns, and will be binding upon the Assignors and their successors and assigns.

10. This Agreement will be governed by and construed in accordance with the laws in force in the State of Nevada and the parties submit to the non-exclusive jurisdiction of the courts of State of Nevada in any proceedings pertaining to the Assignment or this Agreement.

11. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts will be construed together and will constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Lithium Exploration Group Inc.

Per: ______________________
Authorized Signatory

Lithium Exploration VIII Ltd.

Per: ______________________
Authorized Signatory

Exhibit "A"

Option Agreement

OPTION AGREEMENT

THIS AGREEMENT made effective as of the 6th day of October, 2010

BETWEEN:

First Lithium Resources Inc., with an address at 3102-788 Richards St. Vancouver, British Columbia, Canada V6B 0C7

(the "Optionor")

OF THE FIRST PART

AND:

Lithium Exploration VIII Ltd., with an address at 219 David St. Sudbury, Ontario, Canada P3E 1T6

(the "Optionee")

OF THE SECOND PART

WHEREAS:

A. The Optionor owns an undivided 100% right, title and interest in and to certain mineral permits in the Province of Alberta (the "Property") as more particularly set out in Schedule "A" hereto, subject only to the Royalty, and

B. The Optionee wishes to acquire an undivided 100% right, title and interest in and to the Property from the Optionor pursuant to the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by the Optionee to the Optionor (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

1. DEFINITIONS. For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

   (a) "Commencement of Commercial Production" means:

      (i) if a mill is located on the Property, the last day of a period of 40 consecutive days in which, for not less than 30 days, the mill processed ore from the Property at 60% of its rated concentrating capacity; or

      (ii) if a mill is not located on the Property, the last day of a period of 30 consecutive days during which ore has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues,

   but any period of time during which ore or concentrate is shipped from the Property for testing purposes, or during which milling operations are undertaken as initial tune-up, shall not be taken into account in determining the date of Commencement of Commercial Production;

   (b) "FLR Royalty" has the meaning set out in section 9(b) hereof;

   (c) "Option" means the option to acquire an undivided 100% right, title and interest in and to the Property as provided in this Agreement;

(d) "Option Period" means the period from the date of this Agreement to and including the date of exercise or termination of the Option;

(e) "Property" means the permits located in the Province of Alberta as more particularly set out in Schedule "A" hereto, including any replacement or successor permits, and all mineral/mining leases and other mining interests derived from any such permits. Any reference herein to any mineral permits comprising the Property includes any mineral/mining leases or other interests into which such mineral permits may have been replaced or converted;

(f) "Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration of the Property, or for the purpose of placing the Property into production or continuing production therefrom;

(g) "Royalty" means the FLR Royalty and the Underlying Royalty; and

(h) "Underlying Royalty" means a 3% NSR Royalty and 5% GOR Royalty as defined in and required to be paid pursuant to the provisions of and in accordance with the terms and conditions as set out in the Property Acquisition Agreement dated February 26, 2009 (the "Original Acquisition Agreement") between the Vendors therein (the "Property Vendors") and the Optionor.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONOR.

(a) The Optionor represents and warrants to and covenants with the Optionee, with the knowledge that the Optionee relies upon same in entering into this Agreement, that:

(i) it has been duly formed and validly exists in good standing with respect to the filing of annual reports under the laws of its jurisdiction of formation;

(ii) no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, its dissolution or winding up or being placed into bankruptcy;

(iii) it has all requisite power and capacity, and has duly obtained all requisite authorizations and performed all requisite acts, to enter into and perform its obligations hereunder, it has duly executed and delivered this Agreement and such constitutes a legal, valid and binding obligation of it enforceable against it in accordance with the Agreement's terms, and the entering into of this Agreement and the performance of its obligations hereunder does not and will not result in a breach of, default under or conflict with any of the terms and provisions of any of its constituting documents, any resolutions of its partners, any indenture, agreement or other instrument to which it is a party or by which it is bound or the Property may be subject, or any statute, order, judgment or other law or ruling of any competent authority;

(iv) it is legally entitled to hold the Property and the Property Rights and will remain so entitled until and always to the extent such is required for the due transfer to the Optionee of its requisite interest in and to the Property pursuant to and upon the exercise of the Option;

(v) it is, and at the time of each transfer to the Optionee of an interest in and to the Property pursuant to and upon the exercise of the Option it will be, the beneficial owner of all right, title and interest in and to such transferred interest, free and clear of all liens, charges, claims, liabilities and adverse interests of any nature or kind, and no taxes or rentals are or will be due in respect of the Property;

(vi) the mineral permits comprising the Property and the mineral agreements in respect thereof have been, to the best of the Optionor's knowledge and belief after due inquiry, duly and validly located, granted, entered into and recorded, as the case may be, pursuant

to the laws of the jurisdiction in which the Property is situate and are in each case in good standing with respect to all filings, fees, rentals, taxes, assessments, work commitments and other obligations and conditions on the date hereof and until the dates set opposite the respective names thereof in Schedule "A" hereto;

(vii) there are neither any adverse claims or challenges against, or to the ownership or title to, any of the mineral permits comprising the Property or to the validity or enforceability of any of the mineral agreements in respect thereof, nor to the knowledge of the Optionor after due inquiry is there any basis therefor, and there are no outstanding agreements, options or other rights and interests to acquire or purchase the Property or any portion thereof or any interest therein, and no person has any royalty or other interest whatsoever in the production from any of the mineral permits comprising the Property or otherwise;

(viii) it holds all surface rights in respect of the Property which are necessary or desireable to conduct the exploration and development thereof, including but not limited to the activities contemplated in Section 6 hereof; and

(ix) the Property is not the whole or substantially the whole of the undertaking of the Optionor.

(b) The representations and warranties contained in this section are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution and performance of this Agreement and of any transfers, assignments, deeds or further documents or acts of the parties respecting the Property.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE.

(a) The Optionee represents and warrants to and covenants with the Optionor, with the knowledge that the Optionor relies upon same in entering into this Agreement, that:

(i) it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(ii) no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, its dissolution or winding up or being placed into bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(iii) it has all requisite corporate power and capacity, and has duly obtained all requisite corporate authorizations and performed all requisite corporate acts, to enter into and perform its obligations hereunder, it has duly executed and delivered this Agreement and such constitutes a legal, valid and binding obligation of it enforceable against it in accordance with the Agreement's terms, and the entering into of this Agreement and the the performance of its obligations hereunder does not and will not result in a breach of, default under or conflict with any of the terms and provisions of any of its constituting documents, any resolutions of its shareholders or directors, any indenture, agreement or other instrument to which it is a party or by which it is bound or the Property may be subject, or any statute, order, judgment or other law or ruling of any competent authority applicable to it; and

(iv) it is lawfully authorized to hold mineral permits and real property under the laws of the jurisdiction in which the Property is situate.

(b) The representations and warranties contained in this section are provided for the exclusive benefit of the Optionor, and a breach of any one or more thereof may be waived by the Optionor in whole

or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

4. GRANT AND EXERCISE OF OPTION.

(a) Upon approval of the TSX Venture Exchange, if applicable, the Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire up to an undivided 100% right, title and interest in and to the Property, free and clear of all charges, encumbrances, claims, liabilities and adverse interests of any nature or kind, except for the Royalty.

(b) The Option shall be in good standing and exercisable by the Optionee by paying the following amounts on or before the dates specified in the following schedule:

(i) CDN$40,000 upon execution of this Agreement;

(ii) CDN$60,000 to the Optionor on or before January 1, 2012;

(iii) CDN$100,000 to the Optionor on or before January 1, 2013;

(iv) CDN$300,000 to the Optionor on or before January 1, 2014; and

(v) paying all such Property payments as may be required to maintain the mineral permits in good standing.

(c) The Optionee shall provide the refundable amount of CDN$50,000 to the Optionor by November 2, 2010, which shall be applied by the Optionor towards work assessment expenses acceptable to the Government of Alberta, with any unused portion to be applied against payments required to maintain the permits underlying the Property in good standing.

(d) For greater certainty, pursuant to the term of the Original Acquisition Agreement, the Optionee hereby acknowledges and agrees:

(i) to perform all obligations of the Optionor to be performed under the Original Acquisition Agreement as if the Optionee had originally executed the Original Acquisition Agreement in respect of such obligations; and

(ii) any further sale, transfer or other disposition of its interest in the Property and this Agreement or any portion thereof is subject to Article II of the Original Acquisition Agreement,

and the Optionee hereby agrees to the Optionor's delivery of a copy of this Agreement to the Property Vendors to evidence its compliance with Article II of the Original Acquisition Agreement.

5. TRANSFER OF PROPERTY.

(a) Concurrently with the execution of this Agreement, the Optionor shall deliver to the Optionee duly executed transfers of the appropriate interest in the Property which shall be acquired by the Optionee upon exercise of the Option.

(b) The Optionee shall be entitled to record such transfers at its own cost with the appropriate government office to effect legal transfer of such interest in the Property into the name of the Optionee, provided that the Optionee shall hold such interest in the Property subject to the terms of this Agreement, it being understood that the transfer of such legal title to the Optionee prior to the exercise of the Option is for administrative convenience only.

limited to use in violation of insider trading and other provisions of applicable securities laws, without the express written consent of the Optionee or unless such information is or becomes available to the public other than by way of the Optionor's breach of its confidentiality obligation hereunder.

8. TERMINATION OF OPTION.

(a) The Option shall terminate:

(i) upon the Optionee failing to make any payment which must be made or issued in exercise of the Option;

(ii) subject to paragraph 16 hereof, upon the Optionee failing to remedy a default as provided therein; or

(iii) at any other time, by the Optionee giving a minimum of ninety (90) days notice of such termination to the Optionor. In the event that the Optionee provides such notice less than ninety (90) days prior to September 1st of any year, the Optionee shall pay all claim maintenance fees, lease payments and other taxes, rentals or payments due in respect of the Property for such year.

(b) If the Option is terminated otherwise than upon the exercise thereof, the Optionee shall:

(i) leave in good standing, for a period of at least 12 months from the termination of the Option Period, those mineral permits comprising the Property, to the extent allowable by the laws of the jurisdiction in which the Property is situate;

(ii) if the title of the mineral permits comprising the Property have been transferred to the Optionee, retransfer such title, free and clear of all liens, charges and adverse interests, to the Optionor at the Optionee's expense;

(iii) deliver or make available at no cost to the Optionor, within 90 days of such termination, all drill core, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Property and not theretofore furnished or made available to the Optionor;

(iv) reclaim the Property in accordance with the requirements of all applicable environmental laws and regulations, but only to the extent that such requirements result from the Optionee's activities on the Property hereunder.

(c) If the Option is terminated otherwise than upon the exercise thereof, the Optionee shall have the right, within a period of 180 days following the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee, and any such property not removed within such 180 day period shall thereafter become the property of the Optionor.

9. ROYALTY

(a) Upon the Commencement of Commercial Production, the Optionee shall pay to the Optionor, for further payments to the original Property Vendors, the Underlying Royalty, in accordance with the provisions of, and on the terms and conditions as set out in the Original Acquisition Agreement. For greater certainty, the Optionee shall, on behalf of the Optionor, observe and perform all of the terms and conditions to be observed and performed by the Optionor in the Original Acquisition Agreement relating to the Underlying Royalty;

(b) upon the Commencement of Commercial Production, the Optionee shall pay to the Optionor, for its sole account, a royalty (the "FLR Royalty") of 1% of Net Smelter Returns, as defined in the Original Acquisition Agreement, and otherwise payable in accordance with the provisions of, and

on the terms and conditions as set out in, the Original Acquisition Agreement for the 3% NSR Royalty comprising part of the Underlying Royalty.

10. POWER TO CHARGE PROPERTY. The Optionor shall not grant or permit to exist any liens, charges or mortgages (collectively referred to as an "encumbrance") upon the property or any portion thereof. At any time after the Optionee has exercised the Option, in whole or in part, the Optionee may grant encumbrances upon the Property or any portion thereof, upon any mill or other fixed assets located thereon, and upon any or all of the tangible personal property located on or used in connection with the Property, to secure financing for the development of the Property, always provided that, unless otherwise agreed to by the Optionor, it shall be a term of each encumbrance that the encumbrancee or other person acquiring title to the Property upon enforcement of the encumbrance shall assume the due and punctual performance and observance of the Optionee's covenants and conditions hereunder, and hold the same subject to the rights of the Property Vendors and the Optionor under, respectively, the Original Acquisition Agreement and this Agreement as if the encumbrancee or such other person had executed the Original Acquisition Agreement and this Agreement as, respectively, the Purchaser and Optionee.

11. TRANSFERS. The Optionee may at any time either during the Option Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement provided that any purchaser, transferee or recipient of any such interest shall have first delivered to the Property Vendor and Optionor a written agreement to be bound by the terms of, respectively, the Original Acquisition Agreement and this Agreement.

12. SURRENDER OF PROPERTY INTERESTS PRIOR TO TERMINATION OF AGREEMENT. The Optionee may at any time during the Option Period elect to abandon any one or more of the mineral permits comprising the Property by giving notice to the Optionor of such intention. Any permits so abandoned shall be in good standing under the laws of the jurisdiction in which they are situate for at least 12 months from the date of abandonment. Upon any such abandonment, the mineral permits so abandoned shall for all purposes of this Agreement cease to form part of the Property and, if title to such permits has been transferred to the Optionee, the Optionee shall retransfer such title free and clear of all liens and other charges, encumbrances and adverse interests, to the Optionor at the Optionee's expense.

13. FORCE MAJEURE.

(a) If the Optionee is at any time either during the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge the Optionee from its obligations hereunder to maintain the Property in good standing;

(b) The Optionee shall give prompt notice to the Optionor of each event of force majeure and upon cessation of such event shall furnish to the Optionor with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

14. CONFIDENTIAL INFORMATION. No information furnished by the Optionee to the Optionor hereunder in respect of the activities carried out on the Property by the Optionee, or related to the sale of minerals, ore, bullion or other product derived from the Property, shall be published or disclosed by the Optionor unless such information is or becomes public other than by way of the Optionor's breach of its confidentiality obligation hereunder or without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws, regulations or policies.

15. ARBITRATION.

(a) All questions or matters in dispute under this Agreement shall be submitted to arbitration pursuant to the terms hereof.

(b) It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior notice of its intention to do so to the other party, together with particulars of the matter in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph (c).

(c) The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in the State of Nevada, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

(d) The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

16. DEFAULT. If at any time during the Option Period, the Optionee is in default of any material provision in this Agreement, the Optionor may terminate this Agreement, but only if:

(a) it shall have first given to the Optionee a notice of default containing particulars of the obligation which the Optionee has not performed, or the warranty breached, and

(b) the Optionee has not, within 60 days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the Optionee hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay.

Should the Optionee fail to comply with the provision of subparagraph (b), the Optionor may thereafter terminate this Agreement by giving notice thereof to the Optionee, always provided that the default in question has not been cured or substantially cured at the time of the Optionee giving such notice of termination.

17. NOTICES. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by telecopier (with electronic confirmed receipt), shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

18. GENERAL.

(a) This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

(b) No consent or waiver shall be effective unless in writing and signed by the party giving same. No consent or waiver in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

(c) The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

(d) This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

(e) This Agreement shall be governed by and construed in accordance with the laws of State of Nevada.

(f) Time shall be of the essence in this Agreement.

(g) Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SIGNED AND DELIVERED BY

First Lithium Resources Inc.

Per: ____________________
Authorized Signatory

SIGNED AND DELIVERED BY

Lithium Exploration VIII Ltd.

Per. ____________________
Authorized Signatory

SCHEDULE "A"

Mineral Permits

The Metallic and Industrial Minerals Permits (MAIM permits) comprising the Property are:

Permit Number	Term Date	Area (ha)	Legal Description
#9308120658	December 2, 2008	9088.24	5-22-067:1W, NEP, 2-36
#9308120659	December 2, 2008	9216.00	5-21-068:1-36
#9308120660	December 2, 2008	9216.00	5-22-068:1-36
#9308120663	December 2, 2008	9216.00	5-21-069:1-36
#9308120664	December 2, 2008	9216.00	5-22-069:1-36